Exhibit 99.1

Contact:	Joel S. Marcus
Chairman/Chief Executive Officer
Alexandria Real Estate Equities, Inc.
(626) 578-9693

ALEXANDRIA REAL ESTATE EQUITIES, INC.

REPORTS SECOND QUARTER 2010

FINANCIAL AND OPERATING RESULTS

Highlights

Second Quarter 2010:

•                  Second Quarter 2010 Funds from Operations Per Share (Diluted) Attributable to Alexandria Real Estate Equities, Inc.’s Common Stockholders of $1.10 Excluding Loss on Early Extinguishment of Debt

•                  Earnings Guidance for FFO per Share (Diluted) for the Year Ended December 31, 2010 of $4.43 Excluding Losses on Early Extinguishment of Debt and FFO per Share (Diluted) of $3.57 Including Losses on Early Extinguishment of Debt

•                  Second Quarter 2010 GAAP Same Property Revenues Less Operating Expenses up Approximately 1%

•                  Executed 35 Leases for 551,000 Rentable Square Feet, Including 135,000 Rentable Square Feet of Redevelopment and Development Space

•                  Reduced 2011 Expiring Leases by 295,000 Rentable Square Feet

•                  Second Quarter 2010 GAAP Rental Rate Increase of 5.1% on Renewed/Released Space

•                  Second Quarter 2010 Occupancy Remains Steady at Approximately 94%

•                  Operating Margins Solid at 74%

•                  Repaid Two Secured Loans Aggregating $22 Million

•                  Completed Exchange Offer of $233 Million of 8% Unsecured Convertible Notes; Representing 97% of Total Outstanding Notes

•                  Executed a 10-Year Lease with Bayer AG for 49,000 Rentable Square Feet at The Alexandria Center for Science and Technology at Mission Bay

•                  Obtained Final Zoning Approval for Binney Street Project Located in East Cambridge, Massachusetts, an 11.3-Acre Life    Science Development Consisting of 1.7 Million Square Feet of Life Science Laboratory and Other Spaces

First Half 2010:

•                  GAAP Same Property Revenues Less Operating Expenses up Approximately 1%

•                  Executed 75 Leases for 1,031,000 Rentable Square Feet, Including 189,000 Rentable Square Feet of Redevelopment and Development Space

•                  GAAP Rental Rate Increase of 4.2% on Renewed/Released Space

•                  Completed Ground-Up Development of One Property in Seattle, Washington Aggregating 115,000 Rentable Square Feet Pursuant to a 10-Year Lease with Gilead Sciences Inc.

•                  Sold One Property Aggregating 71,000 Rentable Square Feet Previously Classified as “Held For Sale”

•                  Repaid Four Secured Loans Aggregating $33 Million

•                  Received LEED® Silver Certifications for Two Buildings in San Francisco Bay Market

PASADENA, CA. – July 29, 2010 – Alexandria Real Estate Equities, Inc. (NYSE: ARE) today announced financial and operating results for the second quarter ended June 30, 2010.

Financial Results

For the second quarter of 2010, we reported funds from operations (“FFO”) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders of $9,840,000, or $0.22 per share (diluted), compared to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders of $68,401,000, or $1.59 per share (diluted), for the second quarter of 2009.  For the six months ended June 30, 2010, we reported FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders of $59,703,000, or $1.35 per share (diluted), compared to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders of $129,764,000, or $3.43 per share (diluted), for the six months ended June 30, 2009.  In the second quarter of 2010, we recognized a loss on early extinguishment of debt of approximately $41.5 million upon completion of our exchange of approximately $232.7 million principal amount of our 8% unsecured convertible notes for common stock and cash (“Exchange Offer”).  FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders for the three and six months ended June 30, 2010 excluding the loss on early extinguishment of debt was $54,563,000, or $1.10 per share (diluted), and $108,547,000, or $2.18 per share (diluted), respectively.  In the second quarter of 2009, we recognized a gain on early extinguishment of debt of approximately $11.3 million related to the repurchase, in privately negotiated transactions, of approximately $75 million (par value) of our 3.70% unsecured convertible notes.  Additionally, during the second quarter of 2009, we recognized income of approximately $7.2 million for a cash payment related to real estate acquired in November 2007.  In the first quarter of 2009, we recognized additional rental income of approximately $18.5 million related to a modification of a lease for a property in South San Francisco, California.  The weighted average number of common stock outstanding for calculating FFO per share (diluted) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders totaled 44,904,999 and 43,071,925 for the second quarter of 2010 and 2009, respectively, and 44,384,570 and 37,810,869 for the six months ended June 30, 2010 and 2009, respectively.

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ALEXANDRIA REAL ESTATE EQUITIES, INC. REPORTS SECOND QUARTER 2010 RESULTS

Financial Results (continued)

The following table summarizes the significant items noted above that impacted FFO (diluted) (in thousands):

	Six Months Ended		Three Months Ended
	6/30/2010	6/30/2009	6/30/2010	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009
FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – numerator for FFO per share (diluted), as reported	$59,703	$129,764	$9,840	$53,980	$54,247	$50,609	$68,401	$61,329
Loss (gain) on early extinguishment of debt	41,496	(11,254)	41,496	–	–	–	(11,254)	–
Cash receipt related to real estate acquired in November 2007	–	(7,242)	–	–	–	–	(7,242)	–
Additional rental income related to modification of lease	–	(18,509)	–	–	–	–	–	(18,509)
Assumed conversion of 8% unsecured convertible notes (1)	7,754	–	3,560	–	–	–	–	–
Impact of items above attributable to unvested restricted stock awards	(406)	431	(333)	–	–	–	174	287
FFO (diluted), as adjusted	$108,547	$93,190	$54,563	$53,980	$54,247	$50,609	$50,079	$43,107

(1)         Due to the $41.5 million loss on early extinguishment of debt, our FFO results for the three and six months ended June 30, 2010 do not assume conversion of our 8% unsecured convertible notes for FFO per share (diluted) purposes as the impact to FFO per share was antidilutive to each period pursuant to the if-converted method of accounting.  Excluding the loss on early extinguishment of debt, the impact of the assumed conversion of our 8% unsecured convertible notes would have been dilutive and the interest related to the notes is added to FFO (diluted).  For all periods since issuance of the notes in April 2010, except the three and six months ended June 30, 2010, there is no add back for the assumed conversion of our 8% unsecured convertible notes since FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – numerator for FFO per share (diluted), as reported, already included amounts related to the assumed conversion of our 8% unsecured convertible notes pursuant to the if-converted method of accounting.

The following table summarizes the significant items noted above that impacted total revenues (in thousands):

	Six Months Ended		Three Months Ended
	6/30/2010	6/30/2009	6/30/2010	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009
Total revenues, as reported	$233,497	$252,598	$117,010	$116,487	$115,125	$115,826	$121,039	$131,559
Cash receipt related to real estate acquired in November 2007	–	(7,242)	–	–	–	–	(7,242)	–
Additional rental income related to modification of lease	–	(18,509)	–	–	–	–	–	(18,509)
Total revenues, as adjusted	$233,497	$226,847	$117,010	$116,487	$115,125	$115,826	$113,797	$113,050

FFO is a non-GAAP measure widely used by publicly traded real estate investment trusts.  We compute FFO in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) in its April 2002 White Paper and related implementation guidance.  A reconciliation of net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders in accordance with United States generally accepted accounting principles (“GAAP”) to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders is included in the financial information accompanying this press release.  The primary reconciling item between GAAP net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders and FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders is depreciation and amortization expense. Depreciation and amortization expense for the three months ended June 30, 2010 and 2009 was $30,342,000 and $29,722,000, respectively.  Depreciation and amortization expense for the six months ended June 30, 2010 and 2009 was $60,080,000 and $61,168,000, respectively.  Net loss attributable to Alexandria Real Estate Equities, Inc.’s common stockholders for the second quarter of 2010 was $20,393,000, or $0.45 per share (diluted), compared to net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders of $35,498,000, or $0.82 per share (diluted), for the second quarter of 2009.  Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders for the six months ended June 30, 2010 was $206,000, compared to net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders of $68,287,000, or $1.81 per share (diluted), for the six months ended June 30, 2009.

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ALEXANDRIA REAL ESTATE EQUITIES, INC. REPORTS SECOND QUARTER 2010 RESULTS

Leasing Activity

For the second quarter of 2010, we executed a total of 35 leases for approximately 551,000 rentable square feet at 26 different properties (excluding month-to-month leases).  Of this total, approximately 416,000 rentable square feet related to new or renewal leases of previously leased space (renewed/released space) and approximately 135,000 rentable square feet related to developed, redeveloped or previously vacant space.  Of the 135,000 rentable square feet, approximately 53,000 rentable square feet were related to our development or redevelopment programs, with the remaining approximately 82,000 rentable square feet related to previously vacant space.  Rental rates for these new or renewal leases (renewed/released space) were on average approximately 5.1% higher on a GAAP basis than rental rates for expiring leases.

For the six months ended June 30, 2010, we executed a total of 75 leases for approximately 1,031,000 rentable square feet at 48 different properties (excluding month-to-month leases).  Of this total, approximately 681,000 rentable square feet related to new or renewal leases of previously leased space and approximately 350,000 rentable square feet related to developed, redeveloped or previously vacant space.  Of the 350,000 rentable square feet, approximately 189,000 rentable square feet were related to our development or redevelopment programs, with the remaining approximately 161,000 rentable square feet related to previously vacant space.  Rental rates for these new or renewal leases were on average approximately 4.2% higher on a GAAP basis than rental rates for expiring leases.

As of June 30, 2010, approximately 89% of our leases (on a rentable square footage basis) were triple net leases, requiring tenants to pay substantially all real estate taxes, insurance, common area and other operating expenses, including increases thereto.  In addition, approximately 8% of our leases (on a rentable square footage basis) required the tenants to pay a majority of operating expenses.  Additionally, approximately 92% of our leases (on a rentable square footage basis) provided for the recapture of certain capital expenditures, and approximately 94% of our leases (on a rentable square footage basis) contained effective annual rent escalations that were either fixed or indexed based on the consumer price index or another index.

Exchange of 8% Unsecured Convertible Notes

Our 8% unsecured convertible notes are convertible under certain circumstances at a conversion rate of approximately 24.1546 shares of common stock per $1,000 in bonds, representing a conversion price of approximately $41.40 per share of our common stock, or approximately 5.8 million shares of our common stock in total for the entire $240 million principal amount of notes originally issued.  We apply the if-converted method for purposes of determining the impact of our 8% unsecured convertible notes on earnings per share (diluted) and FFO per share (diluted). In applying the if-converted method, we assume that our 8% unsecured convertible notes are converted for purposes of calculating earnings per share (diluted) or FFO per share (diluted) if the effect of such conversion is dilutive to earnings per share or FFO per share, as the case may be. If the effect of the assumed conversion is dilutive, earnings per share (diluted) or FFO per share (diluted) is calculated by adding back interest charges applicable to our 8% unsecured convertible notes to the numerator and our 8% unsecured convertible notes are assumed to have been converted at the beginning of the period presented (or at the date of issuance, if occurring on a date later than the beginning of the period presented) and the resulting incremental shares associated with the assumed conversion are included in the denominator. Furthermore, we assume that our 8% unsecured convertible notes are converted for the period prior to any retirement or actual conversion if the effect of such assumed conversion would be dilutive, and any shares of common stock issued upon retirement or conversion are included in the denominator for the period after the date of retirement or conversion. Since issuance, and for periods through the first quarter of 2010, we had assumed conversion of our 8% unsecured convertible notes for purposes of calculating FFO per share (diluted) as the impact to FFO per share was dilutive for each period pursuant to the if-converted method of accounting.  As a result, for all periods presented through March 31, 2010, the underlying shares of our common stock of approximately 5.8 million shares were included in our weighted average shares of common stock outstanding for FFO per share (diluted).

In June 2010, we completed the Exchange Offer.  The terms of the Exchange Offer included 24.1546 shares of our common stock, plus a cash premium of $180 per $1,000 in bonds.  As the Exchange Offer terms provided for an equivalent number of shares of our common stock, per bond, as compared to the existing bondholder conversion option, we anticipated that the Exchange Offer would not by itself impact our total weighted average shares of common stock outstanding for purposes of calculating FFO per share (diluted), assuming that our 8% unsecured convertible notes are dilutive to FFO per share (dilutive) for such periods.

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ALEXANDRIA REAL ESTATE EQUITIES, INC. REPORTS SECOND QUARTER 2010 RESULTS

Exchange of 8% Unsecured Convertible Notes (continued)

Upon completion of the Exchange Offer, we retired $232.7 million principal amount of our 8% unsecured convertible notes (representing approximately 97% of the $240 million aggregate principal of our 8% unsecured convertible notes outstanding prior to the Exchange Offer) in exchange for approximately 5.6 million shares of our common stock (representing approximately 97% of the underlying 5.8 million shares of our common stock) and cash payments of approximately $41.9 million.  In connection with the Exchange Offer, we recognized a loss on early extinguishment of debt of approximately $41.5 million in the second quarter of 2010.  Due to the $41.5 million loss on early extinguishment of debt, our FFO results for the three and six months ended June 30, 2010 do not assume conversion of our 8% unsecured convertible notes for FFO per share (diluted) purposes as the impact to FFO per share was antidilutive to each period pursuant to the if-converted method of accounting.  Excluding the loss on early extinguishment of debt, our weighted average shares of common stock outstanding for calculating FFO per share (diluted) for the three and six months ended June 30, 2010 would have included approximately 4.8 million and 5.3 million additional shares.  We anticipate the assumed conversion of our 8% unsecured convertible notes to be dilutive pursuant to the if-converted method of accounting for the year ended December 31, 2010, such that the total weighted average shares of common stock outstanding for purposes of calculating FFO per share (diluted) includes the weighted average shares of common stock actually issued upon completion of the Exchange Offer and the weighted average shares of common stock outstanding assuming conversion of such outstanding 8% unsecured convertible notes for each period before and after the Exchange Offer.

In July 2010, we repurchased, in a privately negotiated transaction, an additional $7.1 million principal amount of our 8% unsecured convertible notes for an aggregate cash price of approximately $12.8 million.  We expect to record a loss on early extinguishment of debt related to the repurchase in the third quarter of 2010 of approximately $1.3 million.

The following table presents a reconciliation for the three and six months ended June 30, 2010 from FFO (diluted), as reported, to FFO (diluted) excluding the loss on early extinguishment of debt (dollars in thousands, except per share data):

	Three Months Ended June 30, 2010	Six Months Ended June 30, 2010
FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – numerator for FFO per share (diluted), as reported	$9,840	$59,703
Add: Loss on early extinguishment of debt	41,496	41,496
Add: Assumed conversion of 8% unsecured convertible notes	3,560	7,754
Subtract: Impact to unvested restricted stock awards	(333)	(406)
FFO (diluted) excluding the loss on early extinguishment of debt	$54,563	$108,547

Weighted average shares of common stock outstanding for calculating FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – denominator for FFO per share (diluted), as reported	44,904,999	44,384,570
Add: Assumed conversion of 8% unsecured convertible notes (see reconciliation below)	4,808,925	5,300,285
Weighted average shares of common stock outstanding for calculating FFO per share (diluted) excluding the loss on early extinguishment of debt	49,713,924	49,684,855

FFO per share (diluted) excluding the loss on early extinguishment of debt	$1.10	$2.18

The following table presents a reconciliation of the number of shares of our common stock of which the aggregate consideration for the entire $240 million of our 8% unsecured convertible notes (5,797,101 shares) to the shares related to the assumed conversion of our 8% unsecured convertible notes shown in the table above:

	Three Months Ended June 30, 2010	Six Months Ended June 30, 2010
Number of shares of which the aggregate consideration to be delivered upon conversion of the entire $240 million of our 8% unsecured convertible notes is determined	5,797,101	5,797,101
Less: Weighted average shares of common stock included in the denominator for FFO per share (diluted), as reported, related to shares of common stock issued upon completion of the Exchange Offer	988,176	496,816
Weighted average shares of common stock outstanding assuming conversion of such 8% unsecured convertible notes outstanding for each period before and after the Exchange Offer	4,808,925	5,300,285

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ALEXANDRIA REAL ESTATE EQUITIES, INC. REPORTS SECOND QUARTER 2010 RESULTS

Other Recent Events

Binney Street Project Received Final Zoning Approval for 1.7 Million Square Feet of Life Science Laboratory and Other Spaces

In June 2010, we announced that the Cambridge Planning Board granted final zoning approval for our life science development, known as the Binney Street Project (the “Project”).  The Project is an 11.3-acre development that will consist of approximately 1.7 million square feet of life science laboratory and other spaces located in East Cambridge.  It will include a mixed mode transportation center and more than two acres of public open space for the East Cambridge community.  Once completed, the Project will have five highly sustainable state-of-the-art life science facilities in addition to the preservation of existing historic buildings.  All buildings will be LEED certifiable, employing state-of-the-art design and technology featuring sustainable operations including high-efficiency mechanical systems, rooftop storm water management and water-efficient landscaping.  This innovative development, in the heart of the renowned Kendall Square innovation district, will provide convenient access to leading research and academic institutions including Massachusetts Institute of Technology (“MIT”), Whitehead Institute for Biomedical Research, the Broad Institute and Harvard University.  With its crucial adjacency location near the Kendall Square T Station and MIT campus, in the heart of East Cambridge, Massachusetts, the Project is positioned to be the epicenter of Cambridge’s life science industry.

Other

In April 2010, we executed a 10-year lease with a Bayer AG for approximately 49,000 rentable square feet at The Alexandria Center for Science and Technology at Mission Bay.

Earnings Outlook

Based on our current view of existing market conditions and certain current assumptions, our updated guidance for FFO per share (diluted) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders and earnings per share (diluted) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders are as follows:

	2010
FFO per share (diluted)	$3.57
Earnings per share (diluted)	$1.03

Loss on early extinguishment of debt on an FFO (diluted) basis	$0.86	(1)

The following table provides a summary of our guidance issued this year for 2010 FFO per share (diluted):

Event	2010 FFO per Share (Diluted) (2)

Guidance as reported on April 29, 2010 in connection with our first quarter 2010 earnings call	$4.43
Loss on early extinguishment of debt in June 2010	(0.83)
Guidance as reported on June 15, 2010 upon completion of Exchange Offer	3.60
Estimated loss on early extinguishment of debt in July 2010	(0.03)
Guidance as reported on July 29, 2010 in connection with our second quarter 2010 earnings call	$3.57

(1)                   Comprised of $0.83 per share related to the loss on early extinguishment of debt in June 2010 upon completion of our Exchange Offer and the $0.03 per share estimated loss on early extinguishment of debt in July 2010 related to the repurchase of an additional $7.1 million principal amount of our 8% unsecured convertible notes for cash in a privately negotiated transaction.

(2)                   Our guidance for the year ended December 31, 2010 includes the weighted average shares of common stock outstanding assuming conversion of such outstanding 8% unsecured convertible notes pursuant to the if-converted method of accounting for each period before and after the Exchange Offer and the weighted average shares of common stock associated with the 5.6 million shares of common stock issued upon completion of the Exchange Offer.  The Exchange Offer did not impact weighted average shares of common stock outstanding in our guidance for purposes of calculating FFO per share (diluted) for the year ended December 31, 2010 since the shares issued in the Exchange Offer were already included in diluted weighted average shares of common stock outstanding pursuant to the if-converted method of accounting.

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ALEXANDRIA REAL ESTATE EQUITIES, INC. REPORTS SECOND QUARTER 2010 RESULTS

Client Tenant Base

The quality, diversity, breadth, and depth of our significant relationships with our life science client tenants provide Alexandria Real Estate Equities, Inc. (“Alexandria”) with consistent and solid cash flows. As of June 30, 2010, Alexandria’s multinational pharmaceutical client tenants represented approximately 27% of our annualized base rent, led by Novartis AG, Roche Holding Ltd, GlaxoSmithKline plc, Pfizer Inc., and Merck & Co., Inc.; revenue-producing life science product and service companies represented approximately 19%, led by Quest Diagnostics Incorporated, Qiagen N.V., Laboratory Corporation of America Holdings, and Monsanto Company; public biotechnology companies represented approximately 18% and included the three largest in the sector, Amgen Inc., Gilead Sciences, Inc., and Celgene Corporation; government agencies and renowned medical and research institutions represented approximately 15% and included The Scripps Research Institute, Massachusetts Institute of Technology, Fred Hutchinson Cancer Research Center, University of Washington, Sanford-Burnham Medical Research Institute, and the United States Government; private biotechnology companies represented approximately 14% and included high-quality, leading-edge companies with blue-chip venture and institutional investors, including Ambrx, Inc., Intellikine, Inc., MacroGenics, Inc., and Tolerx, Inc.; and the remaining approximately 7% consisted of traditional office tenants. Two of the fastest-growing client tenant sectors by revenue currently include leading institutional and multinational pharmaceutical entities. Alexandria’s strong life science underwriting skills, long-term life science industry relationships, and sophisticated management with both real estate and life science operating expertise set the Company apart from all other publicly traded REITs and real estate companies.

Earnings Call Information

We will host a conference call on Thursday, July 29, 2010 at 3:00 p.m. Eastern Time (“ET”)/12:00 p.m. noon Pacific Time (“PT”) that is open to the general public to discuss our financial and operating results for the second quarter ended June 30, 2010.  To participate in this conference call, dial (719) 457-2634 and confirmation code 7525354, shortly before 3:00 p.m ET/12:00 p.m. noon PT.  The audio web cast can be accessed at: www.labspace.com, in the Corporate Information section.  A replay of the call will be available for a limited time from 6:00 p.m. ET/3:00 p.m. PT on Thursday, July 29, 2010.  The replay number is (719) 457-0820 and the confirmation code is 7525354.

Additionally, a copy of Alexandria Real Estate Equities, Inc.’s Supplemental Financial, Operating, & Property Information for the quarter ended June 30, 2010 and this press release are available in the Corporate Information section of our website at www.labspace.com.

About the Company

Alexandria Real Estate Equities, Inc., Landlord of Choice to the Life Science Industry®, is the largest owner and preeminent REIT focused principally on cluster development through the ownership, operation, management, selective redevelopment, development, and acquisition of properties containing life science laboratory space.  Alexandria is the leading provider of high-quality, environmentally sustainable real estate, technical infrastructure, and services to the broad and diverse life science industry. Client tenants include institutional (universities and independent not-for-profit institutions), pharmaceutical, biotechnology, medical device, product, service, and translational entities, as well as government agencies. Alexandria’s operating platform is based on the principle of “clustering,” with assets and operations located in key life science markets.  Our asset base contains 161 properties approximating 12.7 million rentable square feet consisting of 156 properties approximating 11.8 million rentable square feet (including spaces undergoing active redevelopment) and five properties undergoing ground-up development approximating an additional 865,000 rentable square feet.  In addition, our asset base will enable us to grow to approximately 24.1 million rentable square feet through additional ground-up development of approximately 11.4 million rentable square feet.

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ALEXANDRIA REAL ESTATE EQUITIES, INC. REPORTS SECOND QUARTER 2010 RESULTS

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements include, without limitation, statements regarding our 2010 earnings per share (diluted) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders, 2010 FFO per share (diluted) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders, the business plans of certain tenants, and the expected impact of the retirement or conversion of our unsecured convertible notes.  Our actual results may differ materially from those projected in such forward-looking statements.  Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully complete and lease our existing space held for redevelopment and new properties acquired for that purpose and any properties undergoing development, our failure to successfully operate or lease acquired properties, decreased rental rates or increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, general and local economic conditions, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”).  All forward-looking statements are made as of the date of this press release, and we assume no obligation to update this information.  For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Condensed Consolidated Income Statements

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010 (1)	2009 (2)(3)	2010	2009 (2)(4)
Revenues
Rental	$89,512	$87,461	$178,370	$191,472
Tenant recoveries	26,576	24,668	53,134	51,464
Other income	922	8,910	1,993	9,662
Total revenues	117,010	121,039	233,497	252,598

Expenses
Rental operations	30,352	29,224	62,003	61,658
General and administrative	8,266	8,804	17,747	18,222
Interest	18,778	21,373	36,340	41,572
Depreciation and amortization	30,342	29,500	60,077	60,742
Total expenses	87,738	88,901	176,167	182,194

(Loss) gain on early extinguishment of debt	(41,496)	11,254	(41,496)	11,254
(Loss) income from continuing operations	(12,224)	43,392	15,834	81,658

Income from discontinued operations, net	–	724	727	3,707

Net (loss) income	(12,224)	44,116	16,561	85,365

Net income attributable to noncontrolling interests	930	4,362	1,865	5,237
Dividends on preferred stock	7,090	7,089	14,179	14,178
Net income attributable to unvested restricted stock awards	149	367	311	868
Net (loss) income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$(20,393)	$32,298	$206	$65,082

(Loss) earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic
Continuing operations	$(0.45)	$0.81	$(0.02)	$1.72
Discontinued operations, net	–	0.02	0.02	0.10
(Loss) earnings per share – basic	$(0.45)	$0.83	$–	$1.82

(Loss) earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted
Continuing operations	$(0.45)	$0.80	$(0.02)	$1.71
Discontinued operations, net	–	0.02	0.02	0.10
(Loss) earnings per share – diluted	$(0.45)	$0.82	$–	$1.81

(1)                    During the second quarter of 2010, we recognized a loss on early extinguishment of debt of approximately $41.5 million upon completion of an exchange of our 8% unsecured convertible notes.

(2)                    Certain amounts have been reclassified to conform to current period presentation related to discontinued operations.

(3)                    During the second quarter of 2009, we recognized additional income approximating $7.2 million for a cash receipt related to real estate acquired in November 2007.  Additionally during the second quarter of 2009, we recognized a gain on early extinguishment of debt of approximately $11.3 million related to the repurchase, in privately negotiated transactions, of approximately $75 million (par value) of our 3.7% unsecured convertible notes.

(4)                    See note (3).  During the first quarter of 2009, we recognized approximately $18.5 million of additional rental income related to the modification of a lease in South San Francisco.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 30,	December 31,
	2010	2009
Assets
Investments in real estate:
Rental properties	$3,979,016	$3,903,955
Less: accumulated depreciation	(562,755)	(520,647)
Rental properties, net	3,416,261	3,383,308
Land held for future development	309,514	255,025
Construction in progress	1,394,778	1,400,795
Investment in unconsolidated real estate entity	35,184	–
Investments in real estate, net	5,155,737	5,039,128
Cash and cash equivalents	73,254	70,628
Restricted cash	37,660	47,291
Tenant receivables	3,059	3,902
Deferred rent	102,422	96,700
Investments	77,088	72,882
Other assets	115,939	126,696
Total assets	$5,565,159	$5,457,227

Liabilities and Equity
Secured notes payable	$859,831	$937,017
Unsecured line of credit and unsecured term loan	1,446,000	1,226,000
Unsecured convertible notes	378,580	583,929
Accounts payable, accrued expenses, and tenant security deposits	300,035	282,516
Dividends payable	23,683	21,686
Total liabilities	3,008,129	3,051,148

Redeemable noncontrolling interests	17,014	41,441

Alexandria Real Estate Equities, Inc. stockholders’ equity:
Series C preferred stock	129,638	129,638
Series D convertible preferred stock	250,000	250,000
Common stock	496	438
Additional paid-in capital	2,158,591	1,977,062
Accumulated other comprehensive loss	(40,377)	(33,730)
Total Alexandria Real Estate Equities, Inc. stockholders’ equity	2,498,348	2,323,408
Noncontrolling interests	41,668	41,230
Total equity	2,540,016	2,364,638
Total	$5,565,159	$5,457,227

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Earnings per Share

(Unaudited)

Earnings per Share (“EPS”)

The following table presents the computation of basic and diluted EPS for the three and six months ended June 30, 2010 and 2009 (in thousands, except share and per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Net (loss) income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – numerator for basic earnings per share	$(20,393)	$32,298	$206	$65,082
Assumed conversion of 8% unsecured convertible notes	–	3,197	–	3,197
Effect of dilutive securities and assumed conversion attributable to unvested restricted stock awards	–	3	–	8
Net (loss) income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders assuming effect of dilutive securities and assumed conversion – numerator for diluted earnings per share	$(20,393)	$35,498	$206	$68,287

Weighted average shares of common stock outstanding for calculating earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – denominator for basic earnings per share	44,870,142	38,929,971	44,348,850	35,722,375
Effect of dilutive securities and assumed conversion (1):
Dilutive effect of stock options	–	1,167	–	6,662
Assumed conversion of 8% unsecured convertible notes	–	4,140,787	–	2,081,832
Weighted average shares of common stock outstanding for calculating earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders assuming effect of dilutive securities and assumed conversion – denominator for diluted earnings per share	44,870,142	43,071,925	44,348,850	37,810,869

(Loss) earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders
Basic	$(0.45)	$0.83	$–	$1.82
Diluted	$(0.45)	$0.82	$–	$1.81

(1)                   We use income (loss) from continuing operations attributable to Alexandria Real Estate Equities, Inc.’s common stockholders as the “control number” in determining whether potential common shares are dilutive or antidilutive to earnings (loss) per share.  For the three and six months ended June 30, 2010, all potential common shares (including the effect of stock options and the assumed conversion of our 8% unsecured convertible notes) were antidilutive to earnings (loss) per share from continuing operations attributable to Alexandria Real Estate Equities, Inc.’s common stockholders and have been excluded from diluted earnings (loss) per share.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Funds from Operations

(Unaudited)

Funds from Operations (“FFO”) (1)

The following table presents a reconciliation of net (loss) income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders, the most directly comparable GAAP financial measure to FFO, to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders for the three and six months ended June 30, 2010 and 2009 (in thousands, except share and per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Net (loss) income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$(20,393)	$32,298	$206	$65,082
Add: Depreciation and amortization (2)	30,342	29,722	60,080	61,168
Add: Net income attributable to noncontrolling interests	930	4,362	1,865	5,237
Add: Net income attributable to unvested restricted stock awards	149	367	311	868
Subtract: Gain on sales of property	–	–	(24)	(2,234)
Subtract: FFO attributable to noncontrolling interests	(1,039)	(842)	(2,137)	(1,919)
Subtract: FFO attributable to unvested restricted stock awards	(149)	(740)	(598)	(1,687)
FFO attributable to Alexandria Real Estate, Inc.’s common stockholders – numerator for basic FFO per share	9,840	65,167	59,703	126,515
Add: Assumed conversion of 8% unsecured convertible notes (3)	–	3,197	–	3,197
Add: Effect of dilutive securities and assumed conversion attributable to unvested restricted stock awards	–	37	–	52
FFO attributable to Alexandria Real Estate, Inc.’s common stockholders assuming effect of dilutive securities and assumed conversion – numerator for FFO per share (diluted)	$9,840	$68,401	$59,703	$129,764

Weighted average shares of common stock outstanding for calculating FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – denominator for basic FFO per share	44,870,142	38,929,971	44,348,850	35,722,375
Effect of dilutive securities and assumed conversion:
Dilutive effect of stock options	34,857	1,167	35,720	6,662
Assumed conversion of 8% unsecured convertible notes (3)	–	4,140,787	–	2,081,832
Weighted average shares of common stock outstanding for calculating FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders assuming effect of dilutive securities and assumed conversion – denominator for FFO per share (diluted)	44,904,999	43,071,925	44,384,570	37,810,869

FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders
Basic	$0.22	$1.67	$1.35	$3.54
Diluted	$0.22	$1.59	$1.35	$3.43

(1)          See note regarding FFO on page 12.

(2)          Includes depreciation and amortization classified in discontinued operations related to assets “held for sale” (for the periods prior to when such assets were designated as “held for sale”).

(3)          During the second quarter of 2010, we recognized a loss on early extinguishment of debt of approximately $41.5 million upon completion of an exchange of our 8% unsecured convertible notes.  Due to the $41.5 million loss on early extinguishment of debt, our FFO results for the three and six months ended June 30, 2010 do not assume conversion of our 8% unsecured convertible notes for FFO per share (diluted) purposes as the impact to FFO per share was antidilutive to each period pursuant to the if-converted method of accounting.  See pages 3-4 for additional information.

Note Regarding Funds from Operations

GAAP basis accounting for real estate assets utilizes historical cost accounting and assumes real estate values diminish over time.  In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Board of Governors of NAREIT established the measurement tool of FFO.  Since its introduction, FFO has become a widely used non-GAAP financial measure among REITs.  We believe that FFO is helpful to investors as an additional measure of the performance of an equity REIT.  We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its April 2002 White Paper (the “White Paper”) and related implementation guidance, which may differ from the methodology for calculating FFO utilized by other equity REITs, and, accordingly, may not be comparable to such other REITs.  The White Paper defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.